EXHIBIT 32.1
Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)
     I, John Thievon, President and Chief Executive Officer (principal executive officer) of MiddleBrook Pharmaceuticals, Inc. (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2008 of the Registrant (the “Report”), that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ John Thievon Name: John Thievon
Date: March 13, 2009